                                                                EXHIBIT 11(A)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: I.E. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: I.E., 00-00000000. The table below will help determine the number to give the payer.

                                     GIVE THE                                                      GIVE THE
                                     SOCIAL                                                        EMPLOYER
                                     SECURITY                                                      IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:            NUMBER OF --             FOR THIS TYPE OF ACCOUNT:            NUMBER OF --


 1. An individual's account           The individual
 2. Two or more individuals           The actual owner of the
    (joint account)                   account or, if combined
                                      funds, the first
                                      individual on the
                                      account1
 3. Husband and wife                  The actual owner of the
    (joint account)                   account or, if
                                      joint funds, either
                                      person1
 4. Custodian account of a minor      The minor2
    (Uniform Gift to Minors Act)
 5. Adult and minor (joint account)   The adult or, if the
                                      minor is the only
                                      contributor, the
                                      minor1
 6. Account in the name of guardian   The ward, minor, or
    or committee for a designated     incompetent person3
    ward, minor or incompetent
    person
 7. a. The usual revocable savings    The grantor-trustee1
       trust account (grantor is
       also trustee)
   b. So-called trust account that    The actual owner4
      is not a legal or valid trust
      under State law
 8. Sole proprietorship account       The owner4
 9. A valid trust, estate or pension  The legal entity (Do not
    trust                             furnish the identifying
                                      number of the personal
                                      representative or
                                      trustee unless the legal
                                      entity itself is not
                                      designated in the
                                      account title.)5
10. Corporate account                 The corporation
11. Religious, charitable, or         The organization
    educational organization account
12. Partnership account held in the   The partnership
    name of the partnership
13. Association, club, or other       The organization
    tax-exempt organization
14. A broker or registered nominee    The broker or nominee
15. Account with the Department of    The public entity
    Agriculture in the name of a
    public entity (such as a State
    or local government, school
    district, or prison) that
    receives agricultural program
    payments

1 List first and circle the name of the person whose number you furnish.

2 Circle the minor's name and furnish the minor's social security number.

3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

4 Show your individual name. You may also enter your business name. You may use either your Social Security Number or your Employer Identification Number.

5 List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

(Bullet) A corporation.

(Bullet) A financial institution.

(Bullet) An organization exempt from tax under section 501(a) of the Internal
         Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

(Bullet) The United States or any agency or instrumentalities.

(Bullet) A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality.

(Bullet) A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

(Bullet) An international organization or any agency or instrumentality thereof.

(Bullet) A registered dealer in securities or commodities registered in the U.S.
         or a possession of the U.S.

(Bullet) A real estate investment trust.

(Bullet) A common trust fund operated by a bank under section 584(a) of the Code.

(Bullet) An exempt charitable remainder trust, or non-exempt trust described in section 4947(a)(1) of the Code.

(Bullet) An entity registered at all times under the Investment Company Act of 1940.

(Bullet) A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

(Bullet) Payments to nonresident aliens subject to withholding under section
         1441 of the Code.

(Bullet) Payments to partnerships not engaged in a trade or business in the U.S.
         and which have at least one nonresident partner.

(Bullet) Payments of patronage dividends where the amount received is not paid in money.

(Bullet) Payments made by certain foreign organizations.

(Bullet) Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

(Bullet) Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

(Bullet) Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

(Bullet) Payments described in section 6049(b)(5) of the Code to nonresident aliens.

(Bullet) Payments on tax-free covenant bonds under section 1451 of the Code.

(Bullet) Payments made by certain foreign organizations.

(Bullet) Payments made to a nominee.

Exempt payees described above should file a Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045, 6050A and 6050N of the Code and the regulations promulgated therein.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE